                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------

                          FORM 8-K/A (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 12, 1998



                       Ligand Pharmaceuticals Incorporated
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



           Delaware                  000-20720                   77-0160744
------------------------------  -----------------------      -------------------
       (State or other          (Commission File Number)       (IRS Employer
jurisdiction of incorporation)       File Number             Identification No.)


10275 Science Center Drive, San Diego, California                     92121
-------------------------------------------------                   ----------
    (Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (619) 535-3900



                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

     Ligand Pharmaceuticals Incorporated ("Ligand") hereby amends its Current Report on Form 8-K ("Form 8-K") as set forth in the pages attached hereto. Ligand originally filed its Form 8-K with the Securities and Exchange Commission on August 25, 1998. Defined terms not otherwise defined herein shall have the meaning given them in the Form 8-K.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired: Seragen, Inc. ("Seragen").

                      Index to Seragen Financial Statements

                                                                Sequentially
          Document                                              Numbered Page
          --------                                              -------------
                          Annual Financial Statements
                          ---------------------------
          (1)      Report of Independent Accountants                *
                   (Arthur Andersen LLP)
          (2)      Report of Independent Accountants                *
                   PricewaterhouseCoopers LLP
          (3)      Balance Sheets as of December 31, 1996           *
                   and 1997
          (4)      Statements of Operations for the years
                   ended December 31, 1995, 1996 and 1997           *
          (5)      Statements of Stockholders' Equity
                   (Deficit) for the years ended December 31,       *
                   1995, 1996 and 1997
          (6)      Statements of Cash Flows for the years
                   ended December 31, 1995, 1996 and 1997           *
          (7)      Notes to Financial Statements                    *

                               Interim Financials
                               ------------------

          (8)      Balance Sheets as of December 31, 1997           3
                   and June 30, 1998
          (9)      Statements of Operations for the six
                   months ended June 30, 1997 and 1998              4
          (10)     Statements of Cash Flows for the six
                   months ended June 30, 1997 and 1998              5
          (11)     Notes to Financial Statements                    6

----------
*      Incorporated herein by reference to Ligand's Registration
       Statement on Form S-4 (No. 333-58823) filed with the Securities and Exchange Commission on July 9, 1998.

                                  SERAGEN, INC.
                                 BALANCE SHEETS

                                                         December 31, 1997    June 30, 1998
                                                         -----------------    -------------
                                                                               (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                $ 5,328,535       $ 3,245,229
   Restricted cash....................................          175,000           200,000
   Contract receivable................................          208,190           644,638
   Unbilled contract receivable.......................          944,063         1,331,167
   Prepaid expenses and other current assets..........           72,065            72,257
                                                            -----------       -----------
               Total of current assets................        6,727,853         5,493,291

Property and equipment, net...........................           15,064            14,711
Deferred commission...................................        2,060,000         2,060,000
Other assets..........................................            8,648             9,324
                                                            -----------       -----------
                                                            $ 8,811,565       $ 7,577,326
                                                            ===========       ===========
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
   Accounts payable...................................      $   447,008       $   241,820
   Related party payable..............................        3,422,833         6,915,736
   Dividend payable - Series B preferred stock........        2,943,136         4,120,131
   Accrued expenses...................................        2,240,435         1,900,892
   Preferred stock redemption liability...............               --         4,530,461
   Short-term obligation..............................          800,000           800,000
                                                            -----------       -----------
               Total current liabilities..............        9,853,412       $18,509,040
                                                            -----------       -----------

Non-current liabilities:
   Deferred revenue...................................       10,000,000        10,000,000
   Long-term obligation...............................        1,450,000           650,000
   Canadian affiliate put option liability............        2,400,000         2,400,000
                                                            -----------       -----------
                                                             13,850,000        13,050,000
                                                            -----------       -----------

Commitments and contingencies

Stockholders' (deficit);
   Convertible preferred stock, Series B, $.01 par
   value; issued and outstanding 23,800 shares at
   December 31, 1997 and June 30, 1998, respectively,
   at liquidation preference..........................       23,800,000        23,800,000

   Convertible preferred stock, Series C, $.01 par
   value; issued and outstanding 5,000 and 0 shares at
   December 31, 1997 and June 30, 1998, respectively,
   at liquidation preference..........................        5,500,000                --

   Convertible preferred stock, Series D, $.01 par
   value; issued and outstanding 908 and 0 shares at
   December 31, 1997 and June 30, 1998, respectively,
   at liquidation preference..........................        1,023,231                --

   Common stock, $.01 par value; 70,000,000 shares
   authorized; issued 21,444,894 and 28,430,011 shares
   at December 31, 1997 and June 30, 1998, respectively         214,448           284,308

   Additional paid in capital.........................       160,957,800      164,166,614
   Accumulated deficit................................      (206,384,995)    (212,230,305)
                                                            ------------     ------------
                                                             (14,889,516)     (23,979,383)
Less-treasury stock (777 shares at cost at December
31, 1996 and June 30, 1997, respectively).............            (2,331)          (2,331)
                                                            ------------     ------------
               Total stockholders' (deficit)..........       (14,891,847)     (23,981,714)
                                                            ------------     ------------
                                                            $  8,811,565     $  7,577,326
                                                            ============     ============


    The accompanying notes are an integral part of the financial statements.

                                  SERAGEN, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                             For the six months ended June 30
                                                             --------------------------------
                                                                  1997               1998
                                                             -------------       ------------
Revenue:
     Contract revenue and license fees...................      $ 2,159,447        $ 1,921,692

Operating expenses:
     Cost of contract revenue............................        2,129,856          1,921,617
     Research and development............................        5,800,166          2,853,707
     General and administrative..........................        2,600,579          1,638,844
                                                               -----------        -----------
                                                               $10,530,601        $ 6,414,168
                                                               -----------        -----------
        Loss from operations.............................       (8,371,154)        (4,492,476)

     Interest income.....................................           29,464             78,092
     Interest expense....................................         (172,366)                --
                                                               -----------        -----------
        Net loss before extraordinary item...............       (8,514,056)        (4,414,384)
                                                               -----------        -----------
     Extraordinary income................................        2,050,000            800,000
                                                               -----------        -----------
        Net loss.........................................       (6,464,056)        (3,614,384)
                                                               -----------        -----------
     Preferred stock dividends and accretion.............        1,801,797          2,230,926
                                                               -----------        -----------
     Net loss applicable to common stockholders..........      $(8,265,853)       $(5,845,310)
                                                               ===========        ===========

     Basic and Diluted net loss per common share.........      $     (0.44)       $     (0.23)
                                                               ===========        ===========

     Weighted average common shares used in computing
      Basic and Diluted net loss per share...............       18,885,360         25,551,682
                                                               ===========        ===========


    The accompanying notes are an integral part of the financial statements.

                                  SERAGEN, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                             For the six months ended June 30
                                                             --------------------------------
                                                                  1997               1998
                                                             -------------       ------------
Cash flows from operating activities:
     Net loss.............................................     $(6,464,056)       $(3,614,384)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
     Depreciation and amortization........................         464,293              4,297
     Gain on disposal of property and equipment...........           2,491                 --
     Amortization of discount on long-term debt...........         171,903                 --
     Extraordinary item...................................      (2,050,000)          (800,000)
     Non-cash charge for issuance of common shares........         800,000                 --
     Compensation expense for Marathon employee options...              --            230,778

Changes in operating assets and liabilities:
     Contract receivable..................................         (26,865)          (436,448)
     Unbilled contract receivable                                   60,117           (387,104)
     Prepaid expenses and other current assets                     187,744               (192)
     Accounts payable.....................................        (184,032)          (205,188)
     Related party payable................................              --          3,494,082
     Accrued expenses.....................................        (306,768)          (339,543)
                                                               -----------        -----------
Net cash used in operating activities.....................      (7,345,173)        (2,053,702)
                                                               -----------        -----------
Cash flows from investing activities:
     Purchases of property and equipment..................         (25,809)            (3,944)
     Decrease (increase) in other assets..................          38,944               (676)
     (Increase) in restricted cash account................              --            (25,000)
                                                               -----------        -----------
Net cash (used in) provided by investing activities.......          13,135            (29,620)
                                                               -----------        -----------
Cash flows from financing activities:
     Net proceeds from common stock issuances.............              75                 16
     Repayments of long-term debt.........................         (37,418)                --
     Deposits received from Boston University.............       7,899,739                 --
                                                               -----------        -----------
Net cash provided by financing activities.................       7,862,396                 16
                                                               -----------        -----------
Net increase (decrease) in cash and cash equivalents......         530,358         (2,083,306)
Cash and cash equivalents, beginning of period............       1,548,392          5,328,535
                                                               -----------        -----------
Cash and cash equivalents, end of period                       $ 2,078,750        $ 3,245,229
                                                               ===========        ===========

Supplemental disclosures of cash flows information:
     Cash paid for interest...............................     $       463        $        --
                                                               ===========        ===========
Supplemental non cash activities:
     Conversion of Series A preferred stock to common stock    $ 2,060,056        $        --
     Conversion of Series C preferred stock to common stock
     and redemption liability.............................              --        $ 6,274,833
     Series C and D preferred dividends...................     $   638,458        $   103,136
     Accrued but unpaid Series B dividends................              --        $ 4,120,131
     Issuance of common stock to Lilly....................     $   800,000        $        --



    The accompanying notes are an integral part of the financial statements.

                                  SERAGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                  JUNE 30, 1998


1.   BASIS OF PRESENTATION

The financial statements of Seragen Incorporated (the "Company" or "Seragen") for the six months ended June 30, 1997 and 1998 are unaudited. These financial statements reflect all adjustments consisting of only normal recurring adjustments which, in the opinion of management, are necessary to fairly present the financial position as of June 30, 1998 and the results of operations for the six months ended June 30, 1997 and 1998. The results of operations for the period ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998. For more complete financial information, these financial statements, and the notes thereto, should be read in conjunction with the audited financial statements for the year ended December 31, 1997 included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

In June 1997, the Financial Accounting Standards Board issued SFAS 130, Reporting Comprehensive Income and SFAS 131, Segment Information. Both of these standards are effective for fiscal years beginning after December 15, 1997. SFAS 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. SFAS 130 requires the change in net unrealized gains (losses) on available-for-sale securities to be included in comprehensive income. The Company's total comprehensive net loss for the six month periods ended June 30, 1997 and 1998 were the same as reported net loss for those periods. SFAS 131 amends the requirements for public enterprises to report financial and descriptive information about its reportable operating segments. The Company currently operates in one business and operating segment and does not believe adoption of this standard will have a material impact on the Company's financial statements as reported.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Actual results could differ from those estimates.

2.   NET LOSS PER SHARE

Basic and Diluted net loss per share is computed using the weighted average number of common shares outstanding. Common stock equivalents related to stock options are antidilutive and therefore, not included.

3.   LIGAND MERGER AGREEMENT

On August 12, 1998, Ligand Pharmaceuticals Incorporated ("Ligand") and Seragen announced the closing under a definitive agreement under which a wholly owned subsidiary of Ligand was merged with Seragen (the "Merger"). In addition, Ligand had previously announced that it had signed a definitive asset purchase agreement to acquire substantially all the assets of Marathon Biopharmaceuticals, LLC, ("Marathon") which currently provides services to Seragen under a service agreement. Finally, Seragen signed an agreement with Ligand and Eli Lilly and Company ("Lilly") under which Lilly assigned to Ligand Lilly's rights and obligations under its agreements with Seragen, including its rights to ONTAK(TM) (DAB(389)IL-2, Interleukin-2 Fusion Protein or denileukin diftitox).

Under the terms of the merger agreement, Ligand paid merger consideration at closing in the amount of $30 million, $4 million of which was in cash and $26 million of which was in the form of approximately 1,858,800 shares of Ligand Common Stock valued at $13.99 per share under the terms of the merger agreement. Ligand's stock price for this portion of the transaction is based on the average closing share price for the five trading days prior to signing of the definitive agreement in May 1998. From the upfront payment, Seragen's common shareholders received at the time of closing approximately .036 of a share of Ligand stock for every share of Seragen common stock owned immediately prior to closing. The remainder of the $30 million in merger consideration paid at closing was used to settle claims of Seragen's creditors, obligees and preferred shareholders.

The merger agreement also calls for an additional $37 million payment in cash and/or Ligand Common Stock, at Ligand's option, to be paid six months after the date of receipt of final U.S. Food and Drug Administration (FDA) clearance to market ONTAK(TM). The $37 million payment will not be made, however, if ONTAK(TM) is not cleared by the FDA by August 12, 2000. Of the $37 million, Seragen's common shareholders will receive $0.23 in, at Ligand's option, cash or equivalent value of Ligand Common Stock (based on the average closing price for the 10 trading days immediately preceding the second closing), for every Seragen common share owned. The remainder of the $37 million payment will be used to settle claims of Seragen's creditors, obligees and preferred shareholders. The terms of the Merger are more fully described in the Company's Form 8-K dated May 11, 1998.

     (b)  Pro Forma Financial Information: Ligand/Seragen.


             Index to Ligand/Seragen Pro Forma Financial Information

                                                                Sequentially
                                                                   Numbered
          Document                                                   Page
          --------                                              -------------
          (1) Introduction                                              9
          (2) Pro Forma Condensed Consolidated Balance Sheet
              as of June 30, 1998 (unaudited)                          10
          (3) Pro Forma Condensed Consolidated Statements of
              Operations for the six months ended June 30,
              1998 (unaudited)                                         11
          (4) Pro Forma Condensed Consolidated Statement of
              Operations for the year ended December 31, 1997
              (unaudited)                                              12
          (5) Notes to Pro Forma Condensed Consolidated
              Financial Statements                                     13

                         PRO FORMA FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the Merger as of June 30, 1998 for the pro forma condensed consolidated balance sheet and as of January 1, 1997 for the pro forma condensed consolidated statements of operations.

     The unaudited pro forma condensed consolidated financial statements are based on historical financial statements of Ligand and Seragen, giving effect to the Merger applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the unaudited pro forma condensed consolidated financial statements (see Note A). These unaudited pro forma condensed consolidated financial statements have been prepared by the management of Ligand based upon the consolidated financial statements of Ligand and Seragen as of June 30, 1998 (unaudited) and for the year ended December 31, 1997 and the six months ended June 30, 1998 (unaudited). The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto incorporated by reference. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods presented had the transaction occurred on the dates indicated and do not purport to indicate the results of future operations.

                       LIGAND PHARMACEUTICALS INCORPORATED
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1998
                                 (in thousands)
                                   (Unaudited)

                                                                       SERAGEN
                                                                      PRO FORMA         SERAGEN       MERGER PRO FORMA    MERGER
                                                                     ADJUSTMENTS       PRO FORMA        ADJUSTMENTS      PRO FORMA
                                       LIGAND         SERAGEN         (NOTE B)        AS ADJUSTED         (NOTE C)      AS ADJUSTED
                                     ---------       ---------       ------------      ----------      -------------    -----------
Assets
   Current assets:
    Cash, cash equivalents and
       short-term investments        $  49,153       $   3,245       $  (3,245)(a)      $      --       $  (6,000)(a)     $  43,153
    Restricted cash                         --             200            (200)(a)             --              --                --
    Other current assets                 3,178           2,048          (1,976)(b)             72           1,500(b)          4,750
                                     ---------       ---------       ---------          ---------       ---------         ---------
        Total current assets            52,331           5,493          (5,421)                72          (4,500)           47,903

   Restricted cash                       2,809              --              --                 --              --             2,809
   Property, plant and
      equipment, net                    15,516              15              --                 15          15,000(c)         30,531
   Deferred commission                      --           2,060          (2,060)(c)             --              --               --
   Acquired technology                      --              --              --                 --          35,504(d)         35,504
   Other non-current assets             11,612               9              --                  9              --            11,621
                                     ---------       ---------       ---------          -------         ---------         ---------
                                     $  82,268       $   7,577       $  (7,481)         $      96       $  46,004         $ 128,368
                                     =========       =========       =========          =========       =========         =========
Liabilities and
stockholders's equity
   Current liabilities:
    Accounts payable and
      other liabilities              $  12,554       $   2,143       $    (167)(a)      $      --       $      --         $  12,554
                                                                        (1,976)(b)
    Related party payable                   --           6,916          (6,916)(d)             --              --                --
    Dividend Payable -- Series B
      preferred stock                       --           4,120          (4,120)(d)             --              --                --

    Preferred stock
      redemption liability                  --           4,530          (4,530)(d)             --              --                --
    Deferred revenue                     4,291              --              --                 --              --             4,291
    Current portion of
      obligations under capital
      leases and equipment
      notes payable                      2,817              --              --                 --              --             2,817
    Short-term obligation
      -- Ajinomoto                          --             800            (800)(e)             --              --                --
                                     ---------       ---------       ---------          ---------       ---------         ---------
         Total current
           liabilities                  19,662          18,509         (18,509)                --              --            19,662

  Long-term obligations under
    capital leases and
    equipment notes payable              8,406              --              --                 --              --             8,406
    Long-term obligation -- Ajinomoto       --             650            (550)(e)            100              --               100
  Long-term contingent Merger
    obligations                             --              --              --                 --          50,000(e)         50,000
  Deferred revenue -- Lilly
    bulk purchase                           --           5,000          (5,000)(e)             --              --                --
  Deferred revenue -- USSC option           --           5,000          (5,000)(d)             --              --                --
  Canadian affiliate put option             --           2,400          (2,400)(d)             --              --                --
  Convertible note and debentures       40,465              --              --                 --              --            40,465
                                     ---------       ---------       ---------          ---------       ---------         ---------
        Total liabilities            $  68,533       $  31,559       $ (31,459)         $     100       $  50,000         $ 118,633
                                     =========       =========       =========          =========       =========         =========

  Stockholders' equity:
    Paid-in capital                    320,592         188,248          22,966(d)         211,214        (211,214)(f)       346,592
                                                                                                           26,000(f)
    Adjustment for unrealized
      losses on available
      for sale securities                1,838              --              --                 --              --             1,838
    Accumulated deficit               (308,695)       (212,230)         (2,060)(c)       (211,218)        211,218(f)       (338,695)
                                                                        (3,278)(a)
                                                                         6,350(e)
                                                                                                          (30,000)(g)
                                     ---------       ---------       ---------          ---------       ---------         ---------
        Total stockholders' equity      13,735         (23,982)         23,978                 (4)         (3,996)            9,735
                                     ---------       ---------       ---------          ---------       ---------         ---------
                                     $  82,268       $   7,577       $  (7,481)         $      96       $  46,004         $ 128,368
                                     =========       =========       =========          =========       =========         =========



See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

                       LIGAND PHARMACEUTICALS INCORPORATED
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)
                     For the Six Months Ended June 30, 1998
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                             Merger
                                                                            Pro Forma         Pro Forma
                                                                           Adjustments        Reflecting
                                               Ligand         Seragen       (Note D)           Merger
                                               --------       --------       --------          --------
Revenues:
  Collaborative research and development:
    Related parties                            $     --       $     --       $     --          $     --
    Unrelated parties                             9,273          1,922             --            11,195
    Other                                           179             --             --               179
                                               --------       --------       --------          --------
      Total revenues                              9,452          1,922              0            11,374
                                               --------       --------       --------          --------
Costs and expenses:
  Research and development                       32,237          4,775            300 (a)        38,497
                                                                                1,185 (b)
  Selling, general and administrative             6,100          1,639           (231)(c)         7,508
                                               --------       --------       --------          --------
      Total costs and expenses                   38,337          6,414          1,254            46,005
                                               --------       --------       --------          --------
      Loss from operations                      (28,885)        (4,492)        (1,254)          (34,631)

Interest income                                   1,882             78           (243)(d)         1,717
Interest expense                                 (3,948)            --             --            (3,948)
                                               --------       --------       --------          --------
Net loss                                       $(30,951)      $ (4,414)      $ (1,497)         $(36,862)
                                               ========       ========       ========          ========
Basic and Diluted net loss per share           $  (0.80)                                       $  (0.91)
                                               ========                                        ========
Shares used in computing loss per share          38,708                                          40,567
                                               ========                                        ========

----------
(1) Due to its non-recurring nature, a $30.0 million in-process technology charge recorded by Ligand in conjunction with the Merger for the estimated fair value of the in-process technologies of Seragen is not reflected in the above unaudited pro forma condensed consolidated statement of operations






See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

                       LIGAND PHARMACEUTICALS INCORPORATED
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)
                      For the Year Ended December 31, 1997
                      (in thousands, except per share data)
                                   (Unaudited)


                                                                               Merger
                                                                              Pro Forma
                                                                             Adjustments        Pro Forma
                                               Ligand          Seragen        (Note D)         As Adjusted
                                              ---------       ---------      -----------       -----------
Revenues:
  Collaborative research and development
    Related parties                           $  18,997       $      --       $      --          $  18,997
    Unrelated parties                            32,284           4,714              --             36,998
    Other                                           418              --              --                418
                                              ---------       ---------       ---------          ---------
      Total revenues                             51,699           4,714              --             56,413
                                              ---------       ---------       ---------          ---------
Costs and expenses:
  Research and development                       72,426          14,882            (598)(a)         86,710
                                                                                  2,367 (b)          2,367
  Selling, general and administrative            10,108           5,739            (800)(c)         15,047
  Write-off of acquired in-process
    technology(2)                                64,970              --              --             64,970
                                              ---------       ---------       ---------          ---------
      Total costs and expenses                  147,504          20,621             969            169,094
                                              ---------       ---------       ---------          ---------
      Loss from operations                      (95,805)        (15,907)           (969)          (112,681)
Interest income                                   3,743             127            (457)(d)          3,413
Interest expense                                 (8,088)           (172)            172 (e)         (8,088)
                                              ---------       ---------       ---------          ---------
Net loss                                      $(100,150)      $ (15,952)      $  (1,254)         $(117,356)
                                              =========       =========       =========          =========

Basic and Diluted net loss per share          $   (3.02)                                         $   (3.35)
                                              =========                                          =========
Shares used in computing loss per share          33,128                                             34,987
                                              =========                                          =========

----------
(1) Due to its non-recurring nature, a $30.0 million in-process technology charge to be recorded by Ligand in conjunction with the Merger for the estimated fair value of the in-process technologies of Seragen is not reflected in the above unaudited pro forma condensed consolidated statement of operations.

(2) Write-off of acquired in-process technology recorded by Ligand in 1997 related to Ligand's buyback of Allergan Ligand Retenoid Therapeutics, Inc.
    (ALRT).




See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


NOTE A

As consideration for Ligand's acquisition of Seragen through the Merger, Ligand has paid and has agreed to pay to holders of Seragen Capital Stock and certain creditors and obligees of Seragen the Merger Consideration pursuant to the terms of the Merger Agreement, as follows:

1. The Closing Consideration, paid at the Closing, in the form of cash in the amount of $4.0 million and approximately 1,858,800 shares of Ligand Common Stock valued at $13.9875 per share (the average closing price of the Ligand Common Stock on the Nasdaq National Market for the five trading days prior to the announcement of the Merger) or $26.0 million in the aggregate; and

2. The Milestone Consideration, payable on the Milestone Date, in the event that Final FDA Approval is received on or before the Second Closing Anniversary, or in the event Final FDA Approval is not received by the Second Closing Anniversary and Ligand has not satisfied certain obligations to undertake activities to obtain Final FDA Approval. The Milestone Consideration, if any, may be paid in the form of cash, shares of Ligand Common Stock or a combination of both as determined by Ligand in its sole discretion. In the event Final FDA Approval has not been received by the Second Closing Anniversary and Ligand has not breached certain obligations to undertake activities to obtain Final FDA Approval, Ligand will be relieved of all obligations to pay the Milestone Consideration (See Note E).

Simultaneously with the signing of the Merger Agreement, Ligand entered into the Option and Purchase Agreement pursuant to which Ligand will acquire the Purchased Assets from and assume the Assumed Liabilities of Marathon. Ligand also entered into the Letter Agreement and Lilly Agreement.

The total cost of the transactions is anticipated to be $82.0 million:

1.      including

        (a)     $30 million paid at the Closing to

                (i) creditors and obligees of Seragen pursuant to the terms of the Merger Agreement and

                (ii) holders of Seragen Capital Stock pursuant to the terms of the Merger Agreement;

        (b) $5 million payable for the purchase of the assets of Marathon under the Option and Purchase Agreement no later than January 31, 1999, as extended, and liabilities assumed pursuant to the terms of the Option and Purchase Agreement;

                (i) amounts payable after the Merger only in the event of, among other things, receipt of Final FDA Approval of DAB(389)IL-2 (see Note E), including

                (ii) $5.0 million payable to Lilly as a milestone payment pursuant to the Lilly Agreement,

                (iii) $37 million payable to holders of Seragen Capital Stock and certain creditors and obligees of Seragen pursuant to the Merger Agreement,

                (iv) $3 million payable pursuant to the terms of the Option and Purchase Agreement; and

        (c)     $2.0 million of estimated costs and expenses of the Merger; but

2. excluding amounts payable to Lilly as any subsequent milestone payment, royalties or otherwise pursuant to the Lilly Agreement.

The pro forma consolidated financial statements were derived based on the following assumptions:

1. at the Closing, Closing Consideration paid in the form of cash in the amount of $4.0 million and approximately 1,858,800 shares of Ligand Common Stock valued at $13.9875 per share (the average closing price of the Ligand Common Stock on the Nasdaq National Market for the five trading days prior to the announcement of the Merger) or $26.0 million in the aggregate;

2. based on receipt of the Complete Review Letter, Ligand records on its balance sheet as of the Closing Date (i) an intangible asset ("acquired technology") which will be amortized over the remaining life of the patents (assumed to be 15 years) and (ii) certain contingent obligations as liabilities ("long-term contingent Merger obligations"). See Note E;

3. all payments which Ligand may elect to pay in cash, Ligand Common Stock or a combination of both are assumed to be paid wholly in Ligand Common Stock.

Ligand will obtain a valuation of the tangible and intangible assets in order to properly allocate the total purchase price to all of the assets acquired and liabilities assumed in the Merger as required by Accounting Principles Board Opinion No. 16. Pending completion of such valuations, Ligand has assigned the estimated cost to the fair value of net assets acquired, including $30.0 million, to in-process technology. Ligand recorded a charge to operations for the amount of in-process technology immediately following the consummation of the Merger. This charge has not been reflected in the pro forma condensed consolidated statement of operations for the year ended December 31, 1997 or the six months ended June 30, 1998.

NOTE B

The pro forma condensed consolidated balance sheet gives effect to certain adjustments as if they had occurred on June 30, 1998, immediately prior to the Merger, including the elimination of certain assets and the capitalization of certain liabilities pursuant to the terms of the Accord Agreement and the elimination of certain liabilities pursuant to the Seragen Canada Settlement Agreement and the Lilly Agreement.

These adjustments are summarized as follows (in thousands):

             (a) Use of cash to pay Seragen-related pre-Merger transaction costs and payables with excess cash distributed to Seragen
                 creditors and obligees                                               $ (3,445)

             (b) Elimination of unbilled and accrued contract research costs            (1,976)

             (c) Elimination of unamortized deferred commission                         (2,060)

             (d) Capitalization of various short- and long-term
                 liabilities and obligations prior to the Merger                       (22,996)

             (e) Forgiveness of obligations prior to the Merger                         (6,350)

NOTE C

The pro forma condensed consolidated balance sheet includes the adjustments necessary to give effect to the Merger as if it had occurred on June 30, 1998 and reflects the allocation of the cost of the proposed acquisition to the fair value of net assets acquired; payment of $4 million in cash; issuance of approximately 1,858,800 shares of Ligand Common Stock valued at $13.9875 per share (the average closing price of the Ligand Common Stock on the Nasdaq National Market for the five trading days prior to the announcement of the Merger) or $26 million in the aggregate; payment of $2 million in Merger transaction costs; the accrual of $50 million for long-term contingent Merger obligations including the Milestone Consideration, the Lilly Milestone Payment pursuant to the Lilly Agreement, and payments due January 31, 1999 (or later, as extended) and six months after Final FDA Approval of DAB(389)IL-2 pursuant to the Option and Purchase Agreement and the Merger Agreement, respectively; and elimination of Seragen's equity accounts.

These adjustments are summarized as follows (in thousands):

     (a) Use of cash for Merger and related transaction costs                    $ (6,000)

     (b) Adjustment to fair market value of inventory                               1,500

     (c) Adjustment to fair market value of Marathon property and equipment        15,000

     (d) Valuation of acquired technology                                          35,504

     (e) Long-term contingent Merger obligations                                   50,000

     (f) Issuance of Ligand Common Stock as discussed in Note A and
         elimination of Seragen equity accounts                                    26,000

     (g) Estimated charge to operations for in-process technology                 (30,000)

NOTE D

The pro forma condensed consolidated statements of operations include the adjustments necessary to reflect the Merger as if it had occurred on January 1, 1997.

The pro forma adjustments are summarized as follows (in thousands):

                                                          For the six        For the twelve
                                                           months ended      months ended
                                                          June 30, 1998      December 31, 1997
                                                          -------------      -----------------
     (a) Adjustment for depreciation resulting from
         adjusting the basis of property and equipment
         to fair value and amortization over 25 years            $   300       $  (598)

     (b) Amortization of acquired technology over 15 years         1,185         2,369


     (c) Elimination of Seragen stock issuance costs (1997)
         and compensation expense amortization (1998)               (231)         (800)

     (d) Elimination of interest income for Seragen
         and reduction of Ligand interest income
         resulting from use of $6 million for the
         Merger at an annual interest rate of 5.5%                  (243)         (457)

     (e) Elimination of interest expense related to the
         amortization of Seragen's Ajinomoto liability                 0           172

The net loss per share and the shares used in computing the net loss per share for the year ended December 31, 1997 and the six months ended June 30, 1998 are based upon Ligand's historical weighted average common shares outstanding for the respective periods adjusted to reflect the issuance of approximately 1,858,800 shares of Ligand Common Stock as described in Note A.

NOTE E

There is no assurance that Final FDA Approval of DAB(389)IL-2 will be received, or will be received prior to the Second Closing Anniversary.

In the event that Final FDA Approval is not received by the Second Closing Anniversary and Ligand has not breached certain obligations to undertake activities to obtain Final FDA Approval, Ligand will be relieved of all obligations to pay the Milestone Consideration and to pay certain other contingent payments pursuant to the Option and Purchase Agreement and the Lilly Agreement. In such an event, the carrying value of Acquired Technology of $35.5 million, inventory of $1.5 million and property, plant and equipment of $15 million would be reduced by the $45 million of long-term contingent Merger obligations which are no longer due and payable and the remaining asset value of $7 million would be evaluated in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

       (c)     Exhibits.

               (1)     Exhibit 23.1 - Consent of Arthur Andersen LLP

               (2)     Exhibit 23.2 - Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.




                                            Ligand Pharmaceuticals Incorporated
                                            -----------------------------------
                                            (Registrant)


Date:  September 25, 1998                   By:     /s/ Paul V. Maier
                                            -----------------------------------

                                            Name: Paul V. Maier
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                  EXHIBIT INDEX


The following Exhibits are filed herewith:

Document                 Description
--------                 -----------
Exhibit 23.1             Consent of Arthur Andersen LLP

Exhibit 23.2             Consent of PricewaterhouseCoopers LLP